United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2007

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive
Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On March 9, 2007, the audit committee of the board of directors of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”), in consultation with management, concluded that our previously issued audited financial statements as of and for the twelve-month period ended October 31, 2006 (as well as the report of the Company’s independent registered public accounting firm for this period), contained in our annual report on Form 10-K  should not be relied upon because of an error in those financial statements. Our audit committee has accordingly determined that the financial statements as of and for the twelve -month period ended October 31, 2006 and the unaudited selected quarterly financial information for the three-months ended October 31, 2006 should be restated.

Our Restatement

In conjunction with the preparation of our quarterly financial statements for the three-month period ended January 31, 2007, we discovered that an error existed in our previously issued financial statements as of and for the twelve-month period ended October 31, 2006.  The error resulted from the inadvertent failure to eliminate inter-company profit on inventory that we purchased from our wholly-owned subsidiary Casinos Austria Research & Development GmbH & Co KG (“CARD”), resulting in a $1.6 million overstatement of inventory as of October 31, 2006 and a $1.2 million overstatement of our net income from continuing operations for the three-month and twelve-month periods ended October 31, 2006.

On October 31, 2006, CARD shipped shufflers to us and correctly recorded the intercompany sale pursuant to our transfer pricing policy.  As the shufflers were en route from Vienna on October 31, 2006 and had not yet been received in Las Vegas, the inventory was accrued at the appropriate cost as defined in our transfer pricing policy; however, the remaining inter-company inventory profit was inadvertently not eliminated.

We are diligently preparing an amendment to our annual report on Form 10-K for the fiscal year ended October 31, 2006.  As a result of this restatement, we expect to amend our annual report on Form 10-K for the period ended October 31, 2006 and to file an amendment thereto as soon as possible.   As part of the restatement process, the Company will also record certain other adjustments for the periods being restated which previously had been considered immaterial and the Company will assess any other potential items for correction as needed.

As a result of the restatement discussed above and the time required to amend our annual report on Form 10-K for the year ended October 31, 2006, we cannot file our quarterly report on Form 10-Q for the quarter ended January 31, 2007 within the time period prescribed by Rule 13a-13 of the Securities Exchange Act of 1934.  We plan to file our quarterly report on Form 10-Q for the three-month period ended January 31, 2007 as soon as practicable subsequent to the filing of our amended annual report for the year ended October 31, 2006, but do not currently expect such quarterly filing to occur before the fifth calendar day following such report’s original due date.

Our audit committee has discussed with management and our independent registered public accounting firm the matters disclosed in this Item 4.02(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 13, 2007

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer